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                                                                     EXHIBIT 5.2


                                October 21, 2002


Las Vegas Sands, Inc.
Venetian Casino Resort, LLC
Venetian Marketing, Inc.
Venetian Venture Development, LLC
Venetian Operating Company, LLC
Mall Intermediate Holding Company, LLC
Grand Canal Shops Mall Construction, LLC
Lido Intermediate Holding Company, LLC
Venetian Casino Resort Athens, LLC
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109

Paul, Weiss, Rifkind, Wharton & Garrison
1285 Avenue of the Americas
New York, New York 10019-6064

    Re: REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 333-98649)

Ladies and Gentlemen:

    In connection with the above-referenced Registration Statement on Form S-4 (the "Registration Statement") filed by Las Vegas Sands, Inc., a Nevada corporation ("LVSI"), Venetian Casino Resort, LLC, a Nevada limited liability company ("Venetian" and, together with LVSI, the "Issuers"), Venetian Venture Development, LLC, Venetian Operating Company, LLC, Venetian Marketing, Inc. (the "Nevada Guarantors" and with the Issuers, the "Nevada Entities"), Mall Intermediate Holding Company, LLC, Grand Canal Shops Mall Construction, LLC, Lido Intermediate Holding Company, LLC, and Venetian Casino Resort Athens, LLC (the "Delaware Guarantors" and with the Nevada Guarantors, the "Guarantors"), with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, we have been requested to render our opinion as to the following matters. The Registration Statement relates to the registration under the Act of the Issuers' 11.00% Mortgage Notes due 2010 (the "New Mortgage Notes") and the guarantees of each of the New Mortgage Notes by the Guarantors (the "Guarantees"). The New Mortgage Notes are to be offered in exchange for the Issuers' outstanding 11.00% Mortgage Notes due 2010 (the "Existing Mortgage Notes"). The New Mortgage Notes will be issued by the Issuers pursuant to the terms of the Indenture (the "Mortgage Notes Indenture"), dated as of June 4, 2002, among LVSI and Venetian, as Issuers, the Guarantors, as Mortgage Note Guarantors, and U.S. Bank National Association, as Mortgage Notes trustee (the "Mortgage Notes Trustee"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Registration Statement.

    In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

      (i) the Registration Statement;

     (ii) the Mortgage Notes Indenture included as Exhibit 4.1 to the Registration Statement; and

     (iii) the proposed form of the New Mortgage Notes included as Exhibit A-1 to the Mortgage Notes Indenture (including the Guarantees set forth therein).
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October 21, 2002
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    In addition, we have examined: (i) such limited liability company and corporate records of each of the Issuers as we have considered appropriate, and each certified as in effect on the date hereof; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions hereinafter expressed.

    In our examination of the aforesaid documents and in rendering the opinions set forth below, we have assumed, without independent investigation, (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents which we examined, (ii) that the New Mortgage Notes will be issued as described in the Registration Statement, (iii) that the Mortgage Notes Indenture represents a valid and binding obligation of the Mortgage Note Trustee, (iv) that the New Mortgage Notes will be in substantially the forms attached to the Mortgage Notes Indenture and that any information omitted from any such form will be properly added, (v) that the execution, delivery and performance of the Mortgage Notes Indenture is within the power of the Delaware Guarantors, such documents have been duly authorized, executed and delivered by the Delaware Guarantors and will not violate or result in a breach of any term or provision of any agreement, judgment, decree or administrative order to which the Guarantors are subject, (vi) that each of the provisions of each of the Documents which is to be governed by the laws of the State of New York represents, or will represent, as applicable, a legal, valid and binding obligation of each of the Issuers and the Guarantors, as the case may be, enforceable against each such Issuer and Guarantor in accordance with its terms, and (vii) the following contacts between the State of New York and the transactions contemplated by the Mortgage Notes Indenture and related documents:
(a) substantial negotiations relating to such transactions have taken place in the State of New York, (b) the closing of the initial transactions evidenced by the Mortgage Notes Indenture occurred, and the exchange of the New Mortgage Notes for the Existing Mortgage Notes will occur, in the State of New York,
(c) the Mortgage Notes Indenture was executed in the State of New York, (d) the Issuers' primary legal counsel has its offices in the State of New York, and
(e) many of the holders of the Existing Mortgage Notes are located in the State of New York. We have relied upon the factual matters contained in the representations and warranties of the Issuers and the Guarantors made in such documents and upon certificates of public officials and officers of the Issuers and the Guarantors.

    In addition, we have assumed that (i) the Nevada Gaming Commission will have, prior to the exchange of the New Mortgage Notes for the Existing Mortgage Notes, registered LVSI as a publicly traded corporation, approved the exchange of the New Mortgage Notes for the Existing Mortgage Notes, and either approved the restrictions on LVSI's stock and the pledge of assets contemplated by the Mortgage Notes Indenture or determined that such approval is not necessary; and
(ii) filings complying with any and all state securities or Blue Sky laws in connection with the exchange of the New Mortgage Notes for the Existing Mortgage Notes will occur concurrently with the exchange of the New Mortgage Notes for the Existing Mortgage Notes contemplated by the Registration Statement and the Mortgage Notes Indenture and within the time period prescribed by such regulations and/or laws.

    Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

    1. The execution, delivery and performance of each Document entered into by LVSI, for itself and in its capacity as managing member of Venetian, Venetian for itself and in its capacity as sole member or shareholder of each Guarantor as applicable, and the Nevada Guarantors has been duly authorized by all necessary corporate or limited liability company action.
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October 21, 2002
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    2.  The execution and delivery by the Issuers and the Nevada Guarantors of each Document to which they are a party and the consummation by each Issuer and Nevada Guarantor of the transactions contemplated thereby do not violate or result in a breach of or default under such party's articles of incorporation, by-laws, or operating agreements, as the case may be, or any applicable Nevada state or local law or regulation or any laws relating to gaming that are applicable to the Issuers or the Nevada Guarantors.

    3. The Mortgage Notes Indenture has been duly and validly authorized, executed and delivered by the Issuers and the Nevada Guarantors.

    4. Upon completion of the exchange contemplated by the Registration Statement and the Mortgage Notes Indenture, the New Mortgage Notes will be duly authorized, executed and delivered by the Issuers and the Nevada Guarantors.

    5. To the extent governed by Nevada law, each of the provisions of the Mortgage Notes Indenture which is to be governed by the laws of the State of Nevada represents a legal, valid and binding obligation of each of the Issuers and each of the Guarantors enforceable against each such Issuer and Guarantor in accordance with its terms, except that certain provisions of the above-referenced document may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such document and such document contains adequate provisions for enforcing payment of the monetary obligations of the Issuers under the New Mortgage Notes and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

    6. Upon completion of the exchange contemplated by the Registration Statement and the Mortgage Notes Indenture and to the extent governed by Nevada law, each of the provisions of the New Mortgage Notes which is to be governed by the laws of the State of Nevada will represent a legal, valid and binding obligation of each of the Issuers enforceable against each such Issuer in accordance with its terms, except that certain provisions of the above-referenced documents may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such documents and such documents contain adequate provisions for enforcing payment of the monetary obligations of the Issuers under the New Mortgage Notes and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

    The foregoing opinions are subject to the following assumptions and qualifications:

    a. The enforceability of the Mortgage Notes Indenture and the New Mortgage Notes is subject to (i) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting the rights of creditors generally, (ii) compliance with Nevada gaming laws, and
(iii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

    b. Nothing herein shall be deemed an opinion as to the effect of a finding by the Nevada Gaming Commission or the Nevada Gaming Control Board that any third party to the Documents is unsuitable.

    c. Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

    This Opinion Letter is intended for the use of the addressees in connection with the registration of the New Mortgage Notes and Guarantees. We hereby consent to the use of our name in the Registration Statement and in the prospectus contained in the Registration Statement as it appears in the caption "Validity of the Notes" and to the use of this opinion as an exhibit to the Registration
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Statement. In giving this consent, we do not hereby admit that we are in a category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.


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                                               Very truly yours,

                                               /s/ LIONEL SAWYER & COLLINS

                                               LIONEL SAWYER & COLLINS
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